UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

AGREE REALTY CORPORATION
(Exact name of registrant as specified in its Charter)

Maryland	1-12928	38-3148187
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 E. Long Lake Rd., Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 28, 2017, Agree Realty Corporation (the “Company”) and Agree Limited Partnership (the “Operating Partnership”), for which the Company is the sole general partner, entered into an Equity Distribution Agreement (the “Raymond James Agreement”) with Raymond James & Associates, Inc. (“Raymond James”), as agent and/or principal, an Equity Distribution Agreement (the “Baird Agreement”) with Robert W. Baird & Co. Incorporated (“Baird”), as agent and/or principal, an Equity Distribution Agreement (the “Citigroup Agreement”) with Citigroup Global Markets Inc. (“Citigroup”), as agent and/or principal, an Equity Distribution Agreement (the “Jefferies Agreement”) with Jefferies LLC (“Jefferies”), as agent and/or principal, an Equity Distribution Agreement (the “Stifel Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel”), as agent and/or principal, an Equity Distribution Agreement (the “Sun Trust Agreement”) with Sun Trust Robinson Humphrey, Inc. (“Sun Trust”), as agent and/or principal, and an Equity Distribution Agreement (the “Wells Fargo Agreement” and, together with the Raymond James Agreement, the Baird Agreement, the Citigroup Agreement, the Jefferies Agreement, the Stifel Agreement and the Sun Trust Agreement, the “Equity Distribution Agreements”) with Wells Fargo Securities, LLC (“Wells Fargo” and, together with Raymond James, Baird, Citigroup, Jefferies, Stifel and Sun Trust, the “Managers”), as agent and/or principal, pursuant to which the Company may issue and sell from time to time through the Managers shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $200,000,000 (the “Shares”).

Sales of the Shares, if any, will be made in negotiated transactions, which may include block trades, or in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. Under each Equity Distribution Agreement, the applicable Manager is entitled to compensation of up to 2.0% of the gross sales price per share for any Shares sold through such Manager as the Company’s agent. Subject to the terms and conditions of the Equity Distribution Agreements, each Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell any Shares to be offered by the Company at market prevailing prices up to the amount specified by the Company. The offering of Shares pursuant to the Equity Distribution Agreements will terminate upon the earlier of (a) the sale of all the Shares subject to the Equity Distribution Agreements or (b) the termination of all of the Equity Distribution Agreements by the Managers or the Company.

The Shares will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-201420), which was declared effective by the Securities and Exchange Commission (the “Commission”) on March 27, 2015, and a prospectus supplement dated April 28, 2017, filed by the Company with the Commission. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the material terms of the Equity Distribution Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Equity Distribution Agreement by and among the Company, the Operating Partnership and each Manager, which is filed as Exhibit 1.1 to this report and incorporated herein by reference. The Equity Distribution Agreements with the other Managers listed above are substantially identical in all material respects except as to the parties.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

1.1	Form of Equity Distribution Agreement.
5.1	Opinion of Ballard Spahr LLP regarding the legality of the Shares.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Date: April 28, 2017	By:	/s/ MATTHEW PARTRIDGE
Matthew Partridge, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Equity Distribution Agreement.
5.1	Opinion of Ballard Spahr LLP regarding the legality of the Shares.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

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